UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 10, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On November 10, 2008, Westaff, Inc. (the “Company”) sold all of its shares (the “Shares”) in Westaff (Australia) Pty Limited (“Westaff Australia”) and Westaff NZ Limited (together with Westaff Australia, the “Subsidiaries”) to Humanis Blue Pty Limited, an Australian company and a subsidiary of Humanis Group Limited (the “Buyer”), pursuant to the previously-announced Share Sale Agreement, dated September 27, 2008, between the Company and the Buyer, as amended (the “Sale Agreement”).

The purchase price paid by the Buyer to the Company for the Shares (which included cash retained by the Subsidiaries in an aggregate amount of A$4,000,000) was A$19,000,000.  A$16,000,000 of the purchase price was paid at closing, and the remaining A$3,000,000 of the purchase price will be payable in the form of a deferred payment due one year after closing.  The Company received net cash of approximately US$4,500,000 on November 14, 2008 net of taxes, banking and legal fees and the repayment of certain outstanding debts. The purchase price is subject to post-closing adjustment based on the net operating assets of the Subsidiaries at closing.  The Company made customary representations and warranties and covenants in the Sale Agreement.

A description of the Sale Agreement was previously included in the Company’s Current Report on Form 8-K filed on September 29, 2008, which description is incorporated herein by reference.  The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

The unaudited pro forma consolidated financial information required to be filed with this Current Report on Form 8-K is included as Exhibit 99.1 hereto. The unaudited pro forma consolidated financial information is presented for informational purposes. The unaudited pro forma consolidated balance sheet as of July 12, 2008, is presented as if the dispositions of the Subsidiaries had occurred on July 12, 2008. The unaudited pro forma consolidated statements of operations for the 36 weeks ended July 12, 2008, and for the year ended November 3, 2007, are presented as if the disposition of the Subsidiaries had occurred at the beginning of the period presented.

The unaudited pro forma consolidated financial information does not purport to present the financial position or results of operations of the Company had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations in the future. The unaudited pro forma consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information has been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10–Q for the quarterly period ended July 12, 2008 and the Company’s Annual Report on Form 10–K for the year ended November 3, 2007.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

The unaudited pro forma consolidated balance sheet of Westaff, Inc. as of July 12, 2008 and unaudited pro forma consolidated statements of operations of Westaff, Inc. for the year ended November 3, 2007 and the 36 weeks ended July 12, 2008 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Document

99.1

Unaudited pro forma consolidated balance sheet of Westaff, Inc. as of July 12, 2008 and unaudited pro forma consolidated statements of operations of Westaff, Inc. for the year ended November 3, 2007 and the 36 weeks ended July 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

By:	/s/ Stephen J. Russo
Stephen J. Russo
Executive Vice President,
Chief Operating Officer

Date: November 14, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1

Unaudited pro forma consolidated balance sheet of Westaff, Inc. as of July 12, 2008 and unaudited pro forma consolidated statements of operations of Westaff, Inc. for the year ended November 3, 2007 and the 36 weeks ended July 12, 2008.